Exhibit 10.13

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of December 29, 2011 (the “Effective Date”), is between FX Alliance, LLC (the “Company”) and James F.X. Sullivan (the “Executive”).

RECITALS:

WHEREAS, the Company and Executive are parties to that certain employment agreement dated as of March 14, 2001 (the “Original Agreement”);

WHEREAS, the Original Agreement provides that it may not be amended or modified unless executed in writing by Executive and the Company;

WHEREAS, the parties hereto desire to amend the Original Agreement on the terms and conditions set forth herein, effective as of the Effective Date; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.             Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Original Agreement. The Original Agreement as amended by this Amendment is referred to herein as the “Amended Agreement.”

2.             Amendment of Original Agreement.

(a)           Section 3(a) is hereby amended by replacing the phrase “at least 60 days” with the phrase “at least 90 days.”

(b)           Section 3(b) is hereby amended by adding the following clause to the end of the last sentence of such section: “except as specifically provided in this Agreement.”

(c)           Section 5(b) is hereby amended by replacing the definition of “Non-Compete Period” in the last paragraph of such section with the following:

“As used in this Section 5, “Non-Compete Period” shall mean the period beginning on the date of Executive’s termination of employment with the Company for any reason and ending on the six (6) month anniversary of the date of such termination; provided that (A) the “Non-Compete Period” shall mean the period beginning on the date of the Executive’s termination of employment for any reason and ending on the one (1) year anniversary of such termination for purposes of Sections 5(b)(iii) and (v), and (B) in the event that the Employment Period is terminated by the Company without Cause during the Bracket Period (as hereinafter defined) pursuant to Section 7(a)(iv), the “Non Compete Period” shall mean the period beginning on the date of Executive’s termination of employment with the Company and ending on the one (1) year anniversary of the date of such termination for all purposes of this Section 5.

(d)           Section 7(a) is hereby amended and replaced in its entirely with the following:

(a)           The Employment Period (and Executive’s employment with the Company) shall terminate early in the event that, at any time during the Employment Period (each such event, a “Termination Event”):

(i)            Executive dies;

(ii)           Executive becomes “Disabled” (as defined below);

(iii)          the Company elects to terminate the Executive’s employment for Cause (as hereinafter defined);

(iv)          a termination by the Company without Cause within the fifteen (15) month period beginning three (3) months immediately preceding a Change in Control (as defined below) and ending on the first anniversary of the Change in Control (the “Bracket Period”);

(v)           a termination by the Company without Cause otherwise than during the Bracket Period; and

(vi)          resignation by Executive for any reason.

(b)           In the event of resignation by Executive as contemplated in Section 7(a)(vi) above or the termination of Executive’s employment by the Company without Cause as contemplated in Section 7(a)(v) above, Executive or the Company, as the case may be, shall be required to give advance written notice to the other. In the case of a resignation by Executive as contemplated in Section 7(a)(vi) above, the resigning Executive shall give the Company ninety (90) days’ prior written notice of Executive’s intent to terminate. In the case of a termination by the Company without Cause as contemplated in Section 7(a)(v) above, the Company may give Executive up to ninety (90) days’ prior written notice of the intent to terminate. At any time during the period following the giving of either such notice (the “Notice Period”), the Company may direct Executive to suspend the performance of his or her duties and/or his or her attendance at work. During any such suspension, Executive will continue to be an employee of the Company (or its Subsidiaries) and Executive may not begin his or her employment with another employer. Throughout the Notice Period Executive will continue to be an employee of the Company, to be paid his or her salary and to be entitled to his or her benefits as an employee of the Company.

(c)           For purposes of this Agreement, a “Change in Control” shall mean and include any of the following events:

(a)           prior to an Initial Public Offering (defined below):

(i)            consummation of a merger or consolidation of the Company with or into any other corporation or other entity in which holders of the Company’s voting securities immediately prior to such merger or consolidation will not, directly or indirectly, continue to hold at least a majority of the outstanding voting securities of the Company;

(ii)           a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s and its subsidiaries’ assets on a consolidated basis to an unrelated person or entity; or

(iii)          the sale, exchange or transfer by the Company’s stockholders of voting control, in a single transaction or series of related transactions, other than as a result of (A) an acquisition of securities directly from the Company or (B) an acquisition of securities by the Company which by reducing the voting securities outstanding increases the proportionate voting power represented by the voting securities owned by any such person or group of persons to 50 percent or more of the combined voting power of such voting securities; and

(b)           following an Initial Public Offering:

(i)            any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act as amended (the “Exchange Act”) (other than TCV VI, L.P., Technology Crossover Management VI, L.L.C. or any other 10% or greater shareholder of FX Alliance Inc. and their respective affiliates (each a “Current Significant Shareholder”), or the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this definition, or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)          a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in paragraph (b)(i) of this definition) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(iv)          a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

(c)           As used herein, “Initial Public Offering” means the first date sales of equity securities of FX Alliance Inc. or any successor entity are made to the public pursuant to an initial underwritten public offering of such equity securities led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

(e)           Section 7(b) is hereby amended and restated in its entirety to provide the following definition of “Cause”

As used herein, “Cause” means any of the following as determined by the Company: (i) Executive engages in willful misconduct or gross negligence in the performance of the Executive’s duties to the Company; (ii) Executive fails to perform the Executive’s duties to the Company or to follow the lawful directives of the Board or any executive to which Executive reports (other than as a result of death or Disability); (iii) Executive commits any serious or persistent (i.e., willfully repeated after written notice) breach of the terms and conditions of his or her employment; (iv) Executive engages in gross misconduct or gross negligence in connection with his or her employment; (v) Executive commits any act of fraud, misappropriation or embezzlement against or in connection with the Company; (vi) Executive’s conduct brings or is likely to bring him or her or the Company into disrepute; (vii) Executive is convicted of (or pleads nolo contendere to) an arrestable offence (other than a road traffic offence for which a non-custodial penalty is imposed); or (viii) Executive’s excessive use of liquor or narcotics, or use of illicit drugs.

(f)            Section 7(d) is hereby amended and restated in its entirety to provide the following definition of “Disability”

As used herein, the term “Disabled” or “Disability” will have the same meaning as used in the Company’s long-term disability policy applicable to Executive.

(g)           Section 7(f) is hereby amended to replace it in its entirety with the following:

(i)            In the event Executive’s employment is terminated due to the death of Executive as contemplated in Section 7(a)(i) above,

(A)          the Company shall pay to Executive (or Executive’s estate or other appropriate successor in interest) an amount equal to Executive’s discretionary annual bonus for the year of his or her Termination Event as determined by the Company in its discretion based on the performance of Executive and the Company for such year, and further adjusted to reflect the period such Executive was employed by the Company in the year of his or her Termination Event, which shall be payable at the time such bonuses are paid to executive’s generally (a “Pro-Rata Bonus”);

(B)           any then outstanding unvested option that was granted to Executive prior to the Effective Date (referred to herein as an “Option”) that is scheduled to vest during the twelve (12) month period following the date of Executive’s death shall immediately vest on the date of Executive’s death; and

(C)           subject to Executive’s (or his or her successor) timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Executive and his eligible dependents, and Executive’s (or his or her successor) continued copayment of premiums associated with such coverage, the Company shall reimburse Executive (or his or her successor), on a monthly basis, for such portion of the monthly costs of continued health benefits for Executive and his covered dependents as it had paid immediately prior to the Termination Event, from the Termination Event through the earlier of (A) (I) the Benefit Continuation Period (as defined below); (II) the date upon which Executive or his or her eligible dependents become covered under a comparable group plan for such applicable coverage; or (III) the date upon which Executive or his or her eligible dependents ceases to be eligible for COBRA continuation for such applicable coverage; provided that the provision of such coverage does not result in any penalty or excise tax on the Company or any of its affiliates or subsidiaries; provided further that to the extent that the payment of any such amount constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended and the applicable regulations thereunder (the “Code”), any such payment scheduled to occur during the first sixty (60) days following the termination of employment shall not be paid until the first regularly scheduled pay period following the sixtieth (60th) day following such termination and shall include payment of any amount that was otherwise scheduled to be paid prior thereto (the “Continued Benefits”).

(ii)           In the event Executive’s employment is terminated due to the Disability of Executive as contemplated in Section 7(a)(ii) above,

(A)          the Company shall pay to Executive an amount equal to the sum of (A) the product of (I) 0.25 times (II) Executive’s then current annual salary;

(B)           any Option that is scheduled to vest during the twelve (12) month period following the date of the Termination Event shall vest on the Termination Event;

(C)           the Company shall pay Executive the Continued Benefits; and

(D)          the Company shall pay Executive a Pro-Rata Bonus.

(iii)          In the event Executive’s employment is terminated by the Company for Cause as contemplated in Section 7(a)(iii) or by Executive’s resignation as contemplated is Section 7(a)(vi), then Executive will not be entitled to any cash severance payments, equity acceleration or benefits continuation (other than as legally required, such as pursuant to COBRA) pursuant to this Amended Agreement.

(iv)          In the event Executive’s employment is terminated by the Company without Cause during the Bracket Period as contemplated in Section 7(a)(iv) above,

(A)          the Company shall pay Executive an amount equal to the sum of (I) Executive’s then current annual salary plus (II) an amount equal to Executive’s Average Annual Bonus (as hereinafter defined);

(B)           any Option that has not vested as of the date of the Termination Event shall vest on the date of the Termination Event;

(C)           the Company shall pay Executive the Continued Benefits; and

(D)          the Company shall pay Executive a Pro-Rata Bonus.

(v)           In the event Executive’s employment is terminated by the Company without Cause other than during the Bracket Period, as contemplated in Section 7(a)(v) above,

(A)          the Company shall pay to Executive an amount equal to the sum of (I) an amount equal to the product of (aa) 0.5 times (bb) Executive’s then current annual salary, plus (II) an amount equal to the product of (aa) 0.5 times (bb) Executive’s Average Annual Bonus;

(B)           any Option that is scheduled to vest during the twenty four (24) month period following the Termination Event shall vest on the Termination Event;

(C)           the Company shall pay Executive the Continued Benefits; and

(D)          the Company shall pay Executive a Pro-Rata Bonus.

(vi)          As used in this Section 7, the following terms shall have the following meanings

(A)          “Average Annual Bonus” means an amount equal to the quotient of (i) the aggregate annual bonus actually paid to Executive by the Company for each calendar year prior to the calendar year in which Executive’s termination occurs (up to a maximum of the two years immediately prior to the calendar year in which the termination occurs), divided by (ii) the number of such years.

(B)           “Benefit Continuation Period” means (I) in the event of a termination due to Executive’s death pursuant to Section 7(a)(i), a termination due to Executive’s Disability pursuant to Section 7(a)(ii) or a termination by the Company without Cause other than during the Bracket Period pursuant to Section 7(a)(v), six (6) months and (II) in the event of a termination by the Company without Cause during the Bracket Period pursuant to Section 7(a)(iv), twelve (12) months.

(vii)         The amounts payable pursuant to Section 7(f)(ii)(A) or Section 7(f)(v)(A) will be paid in equal monthly installments over a six (6) month period following Executive’s date of termination and the amounts payable to a pursuant to Section 7(f)(iv)(A) will be paid in equal monthly installments over a twelve (12) month period following Executive’s date of termination; provided that to the extent that the payment of any such amount constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any such payment scheduled to occur during the first sixty (60) days following the Termination Event shall not be paid until the first regularly scheduled pay period following the sixtieth (60th) day following such termination and shall include payment of any amount that was otherwise scheduled to be paid prior thereto.

(viii)        Any and all amounts payable and benefits or additional rights provided pursuant to this Section 7 shall only be payable if Executive delivers to the Company and does not revoke a general release of claims in favor of the Company in a form reasonably satisfactory to the Company and such release is executed and delivered (and no longer subject to revocation, if applicable) within sixty (60) days following the applicable Termination Event.

(h)           The following is added to the end of paragraph 9(b)

To the extent that any Option vesting conditions contained in this Agreement is inconsistent with the terms of any prior grant agreement relating to such Options, the terms of this Agreement shall govern and the Participant hereby expressly agrees to the modification of such Option to incorporate the vesting terms described herein, and this Agreement shall be deemed to be an amendment of such agreement. Notwithstanding anything herein to the contrary, in no event shall this agreement extend the exercise period of any Option or otherwise amend or modify the Option in any manner that would cause such Option to become subject to the excise tax under Code Section 409A.

(i)            The following new paragraph 9(1) is hereby added to the end of the Original Agreement.

1.             Code Section 409A.

(i)            Anything in this Amended Agreement or in any other agreement referenced herein to the contrary notwithstanding, if at the time of Executive’s “separation from service” within the meaning of Section 409A of the Code, the Company determines that Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that Executive becomes entitled to under this Amended Agreement on account of Executive’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after Executive’s separation from service, or (B) Executive’s death.

(ii)           This Amended Agreement in intended to be administered in accordance with Section 409A of the Code. To the extent that any provision of this Amended Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. This Amended Agreement may be amended, in the discretion of the Company, as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to the Company or Executive. For purposes of Section 409A of the Code, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(iii)          To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, (A) all such expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (B) any right to such reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(iv)          To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon Executive’s termination of employment, then such payments or benefits shall be payable only upon Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(v)           The Company makes no representation or warranty and shall have no liability to Executive or to any other person if any provisions of this Amended Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

3.     Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

4.     Effect of Amendment. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect. Any reference to the Original Agreement contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

*              *              *              *              *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date above first written.

FX ALLIANCE LLC

By:	/s/ Philip Weisberg

Name:	Philip Weisberg

Title:	CEO

/s/ James F.X. Sullivan
James F.X. Sullivan

Signature Page to Amendment to Employment Agreement